NORWEST BANK MINNESOTA SOUTH,
                              NATIONAL ASSOCIATION

                         TERM LOAN AND CREDIT AGREEMENT

THIS TERM LOAN AND CREDIT AGREEMENT (the "Agreement") dated as of July 31, 1998 (the "Effective Date") is between Norwest Bank Minnesota South, National Association (the "Bank") and Winland Electronics, Incorporated (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into a Credit Agreement dated as of January 31, 1995 pursuant to which the Bank extended to the Borrower, among other things, a conditional revolving line of credit (the "Line"), which Credit Agreement was amended by First Amendment dated October 21, 1996, by Second Amendment dated July 7, 1997 and by Third Amendment dated September 18, 1997 (as amended, the "Agreement"). The Borrower's obligation to the Bank under the Line is currently evidenced by a Revolving Note dated September 18, 1997 (the "1997 Revolving Note").

The Borrower has asked the Bank to renew the Line in the amount of $3,500,000.00, and has asked the Bank to loan it an additional $115,000.00 as an advance on its existing Term Loan dated April 29, 1996 in the original amount of $57,725.00 (the "Term Loan").

The Bank is agreeable to meeting the Borrower's requests, provided that the Borrower agrees to the terms and conditions of this Agreement.

For purposes of this Agreement, all promissory notes that evidence indebtedness of the Borrower to the Bank and which are documented under this Agreement and defined below shall collectively be referred to as the "Notes."

The Notes, this Agreement, and all "Security Documents" described in Exhibit B, and any modifications, amendment or replacement to such promissory notes or agreements shall be referred to collectively as the "Documents."

In consideration of the above premises, the Bank and the Borrower agree as follows:

1.       LINE OF CREDIT

1.1 Line of Credit Amount. During the Line Availability Period defined below, the Bank agrees to provide a conditional revolving line of credit (the "Line") to the Borrower. Outstanding amounts under the Line shall not, at any one time, exceed the lesser of the Borrowing Base or Three Million Five Hundred Thousand and 00/100 Dollars ($3,500,000.00). The Borrowing Base is defined in Exhibit A-1 to this Agreement. This is a conditional revolving line of credit and each advance under the Line, if made, shall be at the sole discretion of the Bank.

1.2 Line of Availability Period. The "Line Availability Period" shall mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is later, to the Line Expiration Date of June 30, 1999.

1.3 The Revolving Note. The Borrower's obligation to repay advances under the Line shall be evidenced by a single promissory note (the "Revolving Note") dated as of the Effective Date, and in form and content acceptable to the Bank, which shall replace, but not be deemed to satisfy the 1997 Revolving Note. The initial balance of the Revolving Note shall be the balance of the 1997 Revolving Note as of the date of this Agreement. Reference is made to the Revolving Note for interest rate and repayment terms.

1.4 Mandatory Prepayment. If at any time the principal outstanding under the Revolving Note exceeds the lessor of the Borrowing Base or $3,500,000.00, the Borrower must immediately prepay the Revolving Note in an amount sufficient to eliminate the excess.

2.       TERM LOAN

2.1 Term Loan Amount. The Bank and the Borrower entered into a term loan agreement dated April 29, 1996, pursuant to which the Bank extended a $57,725.00 term loan to the Borrower (the "Term Loan"), which is evidenced by a term note of the same date in the amount (the "1996 Term Note"). The Bank agrees to advance the Borrower the additional sum of One Hundred Fifteen Thousand and 00/100 Dollars ($115,000.00) under the Term Loan facility, provided that all conditions precedent described in this Agreement have been met and that the Borrower is not otherwise in default as of the date of disbursement. The Bank and the Borrower agree that the unpaid principal amount of the Term Loan, following the referenced advance, is $168,368.75.

2.2 Disbursements. The additional advance of loan proceeds under the Term Loan is available in one disbursement on the Effective Date.

2.3 The Term Note. The Borrower will replace the 1996 Term Note by executing and delivery to the Bank a new promissory note in form and content acceptable to the Bank (the "Term Note"), which shall be dated as of the Effective Date, and which shall replace, but not be deemed to satisfy, the 1996 Term Note. The Term Note shall evidence the unpaid amount due to the Bank under the 1996 Term Note as of the date of this Agreement, plus the $115,000.00 advance provided for in this Agreement. Reference is made to the Term Note for terms relating to interest rate, repayment and other terms governing the Term Loan.

3.       FEES AND EXPENSES

3.1 Documentation Expense. The Borrower agrees to reimburse the Bank for its reasonable expenses relating to the preparation of the Documents and any possible future amendments to the Documents, which reimbursement may include, but shall not be limited to, reimbursement of reasonable attorneys' fees, including the allocated costs of the Bank's in-house counsel. Despite such reimbursement the Borrower acknowledges that the Bank's counsel is engaged solely to represent the Bank and does not represent the Borrower.

3.2 Collection Expenses. In the event the Borrower fails to comply with any covenant or condition of this Agreement or the Documents, or fails to pay the Bank any amounts due under this Agreement or under the Documents, the Borrower shall pay all costs of workout and collection, including reasonable attorneys' fees and legal expenses incurred by the Bank.

3.3 Miscellaneous Expense. The Borrower agrees to reimburse the Bank for its expenses incurred in perfecting any security interest in property granted by the Borrower to the Bank.

4.       PAYMENTS

4.1 Payments. All principal, interest and fees due under the Documents shall be paid in immediately available funds as contracted in this Agreement, and no later than the payment due date set forth in the statement mailed to the Borrower by the Bank. If a due date does not fail on a day on which the Bank is open for substantially all of its business (a "Banking Day", except as otherwise provided), the Bank shall debit the account on the next Banking Day, and interest shall continue to accrue during the extended period. If there are insufficient funds in the amount on the day the Bank enters any debit authorized by this Agreement, the debit will be reversed and the payment shall be due immediately without necessity of demand by direct remittance of immediately available funds. For amounts bearing interest at the LIBOR Rate (if any), a Banking Day is a day on which the Bank is open for business and on which dealings in U.S. dollar deposits are carried on in the London Interbank Market.

4.2 Performance Based Interest Rate Pricing. Following its review of the Borrower's Interim financial statements, the Bank shall change the margin applicable under the Revolving Note to the Base Rate based on the following performance criteria:

(a) For each calendar quarter in which the Borrower's Debt Service Coverage Ratio, as defined in Section 8.2, is determined by the Bank to be 3.50 to 1.0 or higher, the interest rate applicable to the Revolving Note shall automatically be changed, as of the date set forth in Subsection 4.3, to a rate equal to the Bank's Base Rate as defined in the Revolving Note plus a margin of 1.00%, floating.

(b) For each calendar quarter in which the Borrower's Debt Service Coverage Ratio is determined by the Bank to be between 3.00 to 1.0 and 3.49 to 1.0, the interest rate applicable to the Revolving Note shall automatically be changed, as of the date set forth in Subsection 4.3, to a rate equal to the Bank's Base Rate as defined in the Revolving Note plus a margin of 0.75%, floating.

(c) For each calendar quarter in which the Borrower's Debt Service Coverage Ratio is determined by the Bank to be between 2.75 to 1.0 and 2.99 to 1.0, the interest rate applicable to the Revolving Note shall automatically be changed, as of the date set forth in Subsection 4.3, to a rate equal to the Bank's Base Rate as defined in the Revolving Note plus a margin of 0.50%, floating.

(d) For each calendar quarter in which the Borrower's Debt Service Coverage Ratio is determined by the Bank to be between 2.25 to 1.00 and 2.74 to 1.0, the Interest rate applicable to the Revolving Note shall automatically be changed, as of the date set forth in Subsection 4.3, to a rate equal to the Bank's Base Rate as defined in the Revolving Note plus a margin of 0.25%, floating.

(e) For each calendar quarter in which the Borrower's Debt Service Coverage Ratio, as defined in Section 8.2, is determined by the Bank to be less than 2.25 to 1.0, the interest rate applicable to the Revolving Note shall automatically be changed, as of the date set forth in Subsection 4.3, to a rate equal to the Bank's Base Rate as defined in the Revolving Note, floating.

4.3 Effective Date of Performance Based Pricing Changes. Any margin change described above shall become effective on the first day of the month following the month of the Bank's receipt of the Borrower's March, June, September and December interim financial statements, as provided in Section 9.1(a) and (b) of this Agreement. Following any event of default defined described in Section 0 of this Agreement, and regardless of whether or not the Revolving Note has been accelerated, the Revolving Note shall accrue interest at the rate described in
         Section 4.2(a) above.

5.       SECURITY

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in Writing all amounts due under this Agreement and the Documents shall be secured at all times as provided in Exhibit B. The Borrower also hereby grants the Bank a security interest (independent of the Bank's right of set-off) in its deposit accounts at the Bank and in any other debt obligations of the Bank to the Borrower.

6.       CONDITIONS PRECEDENT

         The Borrower must deliver to the Bank the documents described in Exhibit B, properly executed and in form and content acceptable to the Bank, prior to the Bank's initial advance or disbursement under this Agreement. The Borrower must also deliver to the Bank, prior to the initial advance and any subsequent line advances under this Agreement, a Borrowing Base Certificate in the form of Exhibit A-2, at the intervals provided in Section 8.

7.       REPRESENTATIONS AND WARRANTIES

         To induce the Bank to enter into this Agreement, the Borrower, to the best of its knowledge and upon due inquiry, makes the representations and warranties contained in Exhibit C. Each request for an advance or a disbursement under this Agreement following the Effective Date constitutes a reaffirmation of these representations and warranties.

8.       COVENANTS

8.1      Financial Information and Reporting

         Except as otherwise stated in this Agreement, all financial information provided to the Bank shall be compiled using generally accepted accounting principles consistently applied.

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:

(a) Annual Financial Statements. Provide the Bank within 120 days of the Borrower's fiscal year end, the Borrower's annual financial statements. The statements must be audited with an unqualified opinion by a certified public accountant acceptable to the Bank.

(b) Interim Financial Statements. Provide the Bank within 45 days of each month end, the Borrower's interim financial statements for the interim period then ending. The statements must be current through the end of that period and must be certified as correct by an officer of the Borrower in form acceptable to the Bank.

(c) Borrowing Base Certificate. Provide the Bank within 30 days of each month end, a Borrowing Base Certificate in the form of Exhibit A-2, current through the end of that period and certified as correct by an officer of the Borrower acceptable to the Bank.

         At the time of each request for an advance under this Agreement following the Effective Date, the Borrower shall deliver to the Bank a new Borrowing Base Certificate, unless the Bank is in possession of a Borrowing Base Certificate current within 30 days of the requested advance.

(d) Accounts Receivable Aging. Provide the Bank within 45 days of each quarter end, an accounts receivable aging report in form acceptable to the Bank and certified as correct by an officer of the Borrower acceptable to the Bank.

(e) Notices. Provide the Bank prompt written notice of (1) any event of default or any event which would, after the lapse of time or the giving of notice, or both, constitute an event of default under the Agreement or any of the Documents; or (2) any future event that would cause the representations and warranties contained in this Agreement to be untrue when applied to the Borrower's circumstances as of the date of such event.



(f) Additional Information. Provide the Bank with such other information as it may reasonably request, and permit the Bank to visit and inspect its properties and examine its books and records.

8.2      Financial Covenants

During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to comply with the financial covenants described below, which shall be calculated using generally accepted accounting principles consistently applied, except as they may be otherwise modified by the following capitalized definitions:

"Current Assets" means current assets less receivables and investments in or other amounts due from any shareholder, director, officer, employee or any person or entity related to or affiliated with the Borrower.

"Current Liabilities" means current liabilities less any portion of such current liabilities that constitute Subordinated Debt.

"Current Maturities or Long Term Debt" means that portion of the Borrower's long term debt and capital leases payable within 12 months of the determination date.

"Tangible Net Worth" means total assets less total liabilities and less the following types of assets: (1) leasehold improvements; (2) receivables and other investments in or amounts due from any shareholder, director, officer, employee or other person or entity related to or affiliated with the Borrower; and (3) goodwill, patents, copyrights, mailing lists, trade names, trademarks, servicing rights, organizational and franchise costs, bond underwriting costs and other like assets property classified as intangible.

"Traditional Cash Flow" means the aggregate amount of the following: (1) net income after taxes; (2) amortization expense; (3) depreciation and depletion expenses; (4) deferred tax expense; and (5) similar non-cash charges against income which the Bank determines in its discretion to be appropriate "add-backs".

(a) Debt Service Coverage Ratio. Maintain a ratio of Traditional Cash Flow to Current Maturities of Long Term Debt of a least 1.2 to 1.0 as of the fiscal year ending December 31, 1998.

(b) Tangible Net Worth. Maintain a minimum Tangible Net Worth of at least $2,800,000.00 as of the fiscal year ending December 31, 1998.

(c) Total Liabilities to Tangible Net Worth Ratio. Maintain a ration of total liabilities to Tangible Net Worth of less than 3.0 to 1.0 as of the end of fiscal year ending December 31, 1998.

(d) Current Ratio. Maintain a ratio of Current Assets to Current Liabilities of at least 1.2 to 1.0 as of the end of the fiscal year ending December 31, 1998.

8.3      Other Covenants

         During the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full, unless the Bank shall otherwise agree in writing, the Borrower agrees to:

(a)      Additional Borrowing.  Refrain from incurring any indebtedness except:

         (1)      Trade credit incurred in the ordinary course of business.

         (2) Indebtedness expressly subordinated to the Bank in a writing acceptable to the Bank.

         (3) Indebtedness in existence on the date of this Agreement and disclosed in advance to the Bank in writing.

         (4) Purchase money indebtedness (including capitalized leases) for the acquisition of fixed assets, provided that the total principal amount outstanding at any one time does not exceed $30,000.00

(b) Other Liens. Refrain from allowing any security interest on property it owns now or in the future, except:

         (1)      Liens in favor of the Bank,

         (2) Liens for taxes not delinquent or which the Borrower is contesting in good faith.

         (3) Liens outstanding on the date of this Agreement and disclosed in advance to the Bank in writing.

         (4) Liens which secure purchase money indebtedness allowed under this Agreement.

(c) Insurance. Cause its properties to be adequately insured by a reputable insurance company against loss or damage and to carry such other insurance (including business interruption, flood, or environmental risk insurance) as is usually carried by persons engaged in the same or similar business. Such insurance must, with respect to the Bank's collateral security, include a lender's loss payable endorsement in favor of and in form acceptable to the Bank.

(d) Nature of Business. Refrain from engaging in any line of business materially different from that presently engaged in by the Borrower.

(e) Deposit Accounts. Maintain its principal deposit accounts with the Bank.

(f) Form of Organization and Mergers. Refrain from changing the legal form of organization, or consolidating, merging, pooling, syndicating or otherwise combining with any other entity.

(g) Maintenance of Properties. Make all repairs, renewals or replacements necessary to keep its plant, properties and equipment in good working condition.

(h) Books and Records. Maintain adequate books and records, refrain from making any material changes in its accounting procedures for tax or other purposes, and permit the Bank to inspect same upon reasonable notice.

(i) Compliance with Laws. Comply in all material respects with all laws applicable to its form of organization, business, and the ownership of its property.

(j) Preservation of Rights. Maintain and preserve all permits, licenses, rights, privileges, charters and franchises that it now owns.

         These covenants were negotiated by the Bank and Borrower based on information provided to the Bank by the Borrower. A breach of a covenant is an indication that the risk of the transaction has increased. As consideration for any waiver or modification of these covenants, the Bank may require: additional collateral, guaranties or other credit support; higher fees or interest rates; and possible modifications to the Documents and the monitoring of the Agreement. The waiver or modification of any covenant that has been violated by the Borrower shall be made at the sole discretion of the Bank. These options do not limit the Bank's right to exercise its rights under
         Section 9 of this Agreement.

9.       EVENTS OF DEFAULT AND REMEDIES

9.1      Default

         The Revolving Line is a conditional line of credit, which means that the Bank is not obligated to make advances under the Line even if the Borrower is in compliance with the terms of this Agreement, and the Revolving Note evidencing borrowings under the Line shall be payable by the Borrower upon demand by the Bank. Despite this reservation of rights, upon the occurrence of any one or more of the following events of default, or at any time afterward unless the default has been cured, the Bank may declare the Line to be terminated and in its discretion accelerate and declare the unpaid principal, accrued interest and all other amounts payable under the Notes and the Documents to be immediately due and payable:

(a) Failure by the Borrower to make any payment of principal or interest due under any of the Notes which continues for ten (10) days after its due date.

(b) Default by the Borrower in the observance or performance of any covenant or agreement contained in this Agreement, and continuance for more than fifteen (15) days.

(c) Default by the Borrower in the observance or performance of any covenant or agreement contained in any of the Documents (excepting defaults under this Agreement, which are addressed in the preceding paragraph), after giving effect to applicable grace periods, if any.

(d) Default by the Borrower with respect to any indebtedness or obligation owed to the Bank, which is unrelated to any loan or facility subject to the terms of this Agreement, or to any third party creditor, which would allow the maturity of any such indebtedness or obligation to be accelerated.

(e) Any representation or warranty made by the Borrower to the Bank in this Agreement, or any financial statement or report submitted to the Bank by or on behalf of the Borrower before or after the Effective Date is untrue or misleading in any material respect.

(f) A garnishment, levy or writ of attachment, or any local, state, or federal notice of tax lien or levy is made or issues against the Borrower, or any post judgment process or procedure is commenced or any supplementary remedy for the enforcement of a judgment is employed against the Borrower or the Borrower's property.

(g) A material adverse change occurs in the Borrower's financial condition or ability to repay its obligations to the Bank.

9.2      Immediate Default

         If, with or without the Borrower's consent, a custodian, trustee or receiver is appointed for any of the Borrower's properties, or if a petition is filed by or against the Borrower under the United States Bankruptcy Code, or the Borrower is dissolved, liquidated, or winds up its business then the Line shall immediately terminate without notice, and the unpaid principal, accrued interest, and all other amounts payable under the Notes and the Documents shall become immediately due and payable without notice or demand.

9.3      Supplementary Cross Default of Other Promissory Notes

         The Borrower agrees that each promissory note evidencing indebtedness of the Borrower to the Bank which is not otherwise documented in this Agreement, and regardless of whether delivered before or after the Effective Date, shall hereby be amended on a supplementary basis to provide that each such promissory note may be accelerated by the Bank in its discretion following the occurrence of any event of default described in Section 9, or shall be accelerated and become immediately due and payable without notice by the Bank following the occurrence of any event of default described in Section 9, which events of default and rights of acceleration are in addition to, and not exclusive of, any events of default and rights of acceleration agreed to in the promissory note itself.

10.      MISCELLANEOUS

(a) No Waiver; Cumulative Remedies. No failure or delay by the Bank in exercising any rights under this Agreement shall be deemed a waiver of those rights. The remedies provided for in this Agreement and the Documents are cumulative and not exclusive of any remedies provided by law.

(b) Amendments or Modifications. Any amendment or modification of this Agreement must be in writing and signed by the Bank and Borrower. Any waiver of any provision in this Agreement must be in writing and signed by the Bank.

(c) Binding Effect Assignment. This Agreement and the Documents are binding on the successors and assigns of the Borrower and Bank. The Borrower may not assign its rights under this Agreement and the Documents without the Bank's prior written consent. The Bank may sell participations in or assign this Agreement and the Documents and exchange financial information about the Borrower with actual or potential participants or assignees.

(d) Minnesota Law. This Agreement and the Documents shall be governed by the substantive laws (other than conflict of laws) of the State of Minnesota, and the Bank and Borrower consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota.

(e) Severability of Provisions. If any part of this Agreement or the Documents are unenforceable, the rest of this Agreement or the Documents may still be enforced.

(f) Integration. This Agreement and the Documents describe the entire understanding and agreement of the parties and supersedes all prior agreements between the Bank and the Borrower relating to each credit facility subject to this Agreement, whether verbal or in writing, and may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. In the event of any inconsistency between the Agreement and the Documents, inconsistent terms shall, where possible, be construed as conferring cumulative rights and remedies upon the Bank, and, to the extent that such construction is not possible, the terms of this Agreement shall govern.

Address for notices to Bank:              Address for notices to Borrower:

Norwest Bank Minnesota South,             Winland Electronics, Incorporated
  National Association                             1950 Excel Drive
Second and Hickory Street                 Mankato, Minnesota 56001
Mankato, MN 56002-0168                    Attention: W. Kirk Hankins, Sr.,
Attention:  Scott A. Ordahl,                                President
         Vice President

NORWEST BANK MINNESOTA SOUTH,             WINLAND ELECTRONICS, INCORPORATED
  NATIONAL ASSOCIATION

By: /s/ Scott Ordahl                               By: /s/ W. K. Hankins
Its:  Vice President                               Its: President

                                   EXHIBIT A-1
                            BORROWING BASE DEFINITION

"Borrowing Base" means the sum of 80% of Eligible Accounts Receivable (as defined below) plus 60% of Eligible Inventory (as defined below).

Eligible Accounts Receivable means all accounts receivable except those which are:

         1) Greater than 90 days past the invoice date.
         2) Due from an account debtor, 10% or more of whose accounts owed to the Borrower are more than 90 days past the invoice date.
         3) Subject to offset or dispute.
         4) Due from an account debtor who is subject to any bankruptcy proceeding.
         5) Owed by a shareholder, subsidiary, affiliate, officer or employee of the Borrower.
         6) Not subject to a perfected first lien security interest in favor of the Bank.
         7) Due from an account debtor located outside the United States and not supported by a standby letter of credit acceptable to the Bank.
         8) Due from a unit of government, whether foreign or domestic.
         9) Otherwise deemed ineligible by the Bank in its reasonable discretion.

Eligible Inventory means all inventory of the Borrower, at the lower of cost or market as determined by generally accepted accounting principals, except inventory which is:

         1) In transit; or located at any warehouse not approved by the Bank.
         2) Covered by a warehouse receipt, bill of lading or other document of title.
         3) On consignment to or from any other person or subject to any bailment.
         4) Damaged, obsolete or not salable in the Borrower's ordinary course of business.
         5) Subject to a perfected first lien security interest in favor of any third party.
         6) Supplies or parts inventory.
         7) Otherwise deemed ineligible by the Bank in its reasonable discretion.

                                    EXHIBIT B

                        CONDITIONS PRECEDENT AND SECURITY


Please Note: This Exhibit describes each Note, Security Document, Authorizations, Organizational Documents, and all miscellaneous documents, reports, certificates and other information required as a condition to each advance or disbursement under the Agreement, whether or not they have previously been delivered to the Bank. Please refer to the Closing Checklist for a complete description of which of the following documents remain to be delivered to the Bank.

Note

The Revolving Note

The Term Note

Security Documents

Each Security Document described below must continue in full force and effect at all times in accordance with its terms during the time period that credit is available under this Agreement, and afterward until all amounts due under the Documents are paid in full. The failure of any Security Document to meet these requirements may result in an event of default under the Agreement and the acceleration of all of the Borrower's obligations to the Bank evidenced by the Documents.

Security Agreement of Winland Electronics, Incorporated. A Security Agreement dated January 31, 1996 signed by the Borrower, granting the Bank a first lien security interest in the Borrower's accounts, inventory, equipment and general intangibles, described in that Agreement, together with one or more UCC-1 Financing Statements sufficient to perfect the security interest granted to the Bank in each jurisdiction where such property is located.

Mortgage of Winland Electronics, Incorporated. A Mortgage dated May 7, 1996, signed by the Borrower as mortgagor, granting the Bank a second lien on certain real property owned by the mortgagor and located in Blue Earth, Minnesota in the sum of $57,725.00.

Mortgage Modification Agreement of Winland Electronics, Incorporated. A Mortgage Modification Agreement in favor of the Bank signed by the Borrower, as mortgagor, modifying the above-described mortgage to secure the additional $115,000.00 advance of the Term Loan proceeds to the Borrower.

Authorization

Certificate of Authority of Borrower. A Certificate of Authority executed by such person or persons authorized by the Borrower's organizational documents and/or agreements to do so, certifying the incumbency and signatures of the officers or other persons authorized to execute the Documents, and authorizing the execution of the Documents and performance in accordance with their terms.

Organization

Articles of Incorporation and By-Laws. A recently certified copy of the Borrower's Articles of Incorporation and By-laws, and any amendments, if applicable.

Certificate of Good Standing. A recently certified copy of the Borrower's Certificate of Good Standing.

Other

Arbitration Agreement. The Bank's standard form of Arbitration Agreement dated January 31, 1996, signed by the Bank and Borrower, subjecting potential controversies between them to binding arbitration, including but not limited to those relating to the Documents and this Agreement.

Flood Hazard Determination Form. A Flood Hazard Determination for each parcel of real property subject to a mortgage given to the Bank under the Agreement, confirming whether or not the parcel is in a flood hazard area and whether or not flood insurance must be obtained.

Evidence of Insurance. Evidence that the Borrower has obtained all insurance coverage required by this Agreement, and that the Bank has been named as the beneficiary of such policy or policies of insurance.

Agreement to Provide Property/Flood Insurance. An Agreement to Provide Property/Flood Insurance signed by the Borrower, pursuant to which the Borrower agrees to purchase and maintain property and/or flood insurance coverage on any real property given as security under this Agreement.

                                    EXHIBIT C

                         REPRESENTATIONS AND WARRANTIES


Organizational Status. The Borrower is a duly formed and in good standing under the laws of the State of Minnesota.

Authorization. The execution and delivery of the Documents is within the Borrower's powers, has been duly authorized by the Borrower and does not conflict with any of the Borrower's organizational documents or any other agreement by which the Borrower is bound, and has been signed by all persons authorized and required to do so under its organizational documents.

Financial Reports. The Borrower has provided the Bank with its annual audited financial statement dated December 31, 1997 and its unaudited interim financial statement dated June 30, 1998, and these statements fairly represent the financial condition of the Borrower as of their respective dates and were prepared in accordance with generally accepted accounting principles consistently applied.

Litigation. There is no litigation or governmental proceeding pending or threatened against the Borrower which could have a material adverse effect on the Borrower's financial condition or business.

Taxes.  The Borrower has paid when due all federal, state and local taxes.

No Default. There is no event which is, or with notice or the lapse of time or would be, an event of default under this Agreement.

ERISA. The Borrower is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended, and has received no notice to the contrary from the Internal Revenue Service, the Department of Labor, the Pension Benefit Guaranty Corporation or any other government entity or notice of any claims or pending claims under ERISA.

Environmental Matters. 1) The Borrower is in compliance in all material respects with all health and environmental laws applicable to the Borrower and its operations and knows of no conditions or circumstances that could interfere with such compliance in the future; 2) the Borrower has obtained all environmental permits and approvals required by law for the operation of its business; and 3) the Borrower has not identified any "recognized environmental conditions", as that term is defined by the American Society for Testing and Materials in its standards for environmental due diligence, which could subject the Borrower to enforcement action if brought to the attention of appropriate governmental authorities.

                          NORWEST BANK MINNESOTA SOUTH,
                              NATIONAL ASSOCIATION

                                 FIRST AMENDMENT

This First Amendment (the "First Amendment") dated as of October 23, 1998 is between Norwest Bank Minnesota South, National Association (the "Bank") and Winland Electronics, Incorporated (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into a term loan and credit agreement (the "Agreement") dated as of July 31, 1998, pursuant to which the Bank extended to the Borrower 1) a $3,500,000.00 revolving line of credit (the "Line") and 2) a $168,368.75 term loan (the "Term Loan"). Borrowings under the Line are evidenced by a revolving note (the "July 31, 1998 Revolving Note") dated the same date as the Agreement. The Borrower's obligation to the Bank under the Term Loan is evidenced by a Term Note dated the same date as the Agreement.

Following the Bank's review of the Borrower's interim financial statements, the Borrower has requested that the Bank change the margin applicable under the July 31, 1998 Revolving Note. The Bank is willing to grant this request subject to the terms and conditions of this First Amendment. Capitalized terms not otherwise defined in this First Amendment shall have the meaning given them in the Agreement.

In consideration of the premises, the Bank and the Borrower agree that the Agreement is hereby amended as follows:

         1. Sections 4.2 and 4.3 of the Agreement are hereby deleted in their entirety.

         2. Simultaneously with the execution of this First Amendment, the Borrower shall execute and deliver to the Bank a revolving note the "Revolving Note") in form and content acceptable to the Bank, which shall replace, but not be deemed to satisfy, the July 31, 1998 Revolving Note. The initial balance of the Revolving Note shall be the balance of the July 31, 1998 Revolving Note as of the date of this First Amendment. Each reference in the Agreement to the Revolving Note shall be deemed to refer to the Revolving Note dated as of the date of this First Amendment.

         3. The Borrower hereby represents and warrants to the Bank as follows:

                  A. The Agreement as amended by this First Amendment remains in full force and effect.

                  B. The Borrower has no knowledge of any default under the terms of the Agreement or any note evidencing any of the obligations of the Borrower that are documented in the Agreement, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

                  C. The execution, delivery and performance of this First Amendment and the Revolving Note are within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation or by-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

                  D. The resolutions set forth in the Corporate Certificate of Authority dated March 26, 1997, and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

         4. Except as modified by this First Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this First Amendment as of the date and year first above written.

NORWEST BANK MINNESOTA SOUTH,               WINLAND ELECTRONICS,
  NATIONAL ASSOCIATION                        INCORPORATED


By: /s/ Scott Ordahl                        By: /s/ W. K. Hankins

Its:  Vice President                        Its:  President

                          NORWEST BANK MINNESOTA SOUTH,
                              NATIONAL ASSOCIATION
                                SECOND AMENDMENT


THIS SECOND AMENDMENT (the "Second Amendment") dated to be effective as of September 29, 1999 is between Norwest Bank Minnesota South, National Association (the "Bank") and Winland Electronics, Incorporated (the "Borrower").

BACKGROUND

The Borrower and the Bank entered into a Term Loan and Credit Agreement dated as of July 31, 1998, which agreement was amended by First Amendment dated October 23, 1998 (as amended, the "Agreement"), pursuant to which the Bank extended to the Borrower 1) a $3,500,000.00 revolving line of credit (the "Line") and 2) a $168,368.75 term loan (the "Term Loan"). Borrowings under the Line are currently evidenced by a revolving note dated October 23, 1998 (the "1998 Revolving Note"). The Borrower's obligation to the Bank under the Term Loan is evidenced by a Term Note dated July 31, 1998 (the "1998 Term Note").

The Borrower has requested that the Bank extend the Line Expiration Date to August 31, 2000 and has further requested that the Bank loan it an additional $363,726.00 on a term loan basis. The Bank is willing to grant these requests subject to the terms and conditions of this Second Amendment. Capitalized terms not otherwise defined in this Second Amendment shall have the meaning given them in the Agreement.

In consideration of the above premises, the Bank and the Borrower agree that the Agreement is hereby amended as of the date of this Second Amendment as follows:

1. Section 1.2 of the Agreement is hereby deleted in its entirety and restated as follows:

         "1.2 Line Availability Period. The "Line Availability Period" will mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is later, to the Line Expiration Date of August 31, 2000."

2. Section 2.1 of the Agreement is hereby deleted in its entirety and restated as follows:

         "2.1 Term Loan Amount. In addition to the Term Loan as defined above, the Bank agrees to advance to the Borrower the additional sum of Three Hundred Sixty-Three Thousand Seven Hundred Twenty-Six and 00/100 Dollars ($363,726.00) under the Term Loan facility, provided that all conditions precedent in this Agreement have been met and that the Borrower is not otherwise in default as of the date of disbursement. The Bank and the Borrower agree that the unpaid principal amount of the Term Loan, following the additional advance, is $530,052.64."

3. To reflect the changes to the Line, the Borrower will replace the existing promissory note by executing and delivering to the Bank a new promissory note in form and content acceptable to the Bank (the "Revolving Note"), which shall replace, but not be deemed to satisfy, the 1998 Revolving Note, and which shall further reflect the same unpaid loan amount as the 1998 Revolving Note as of the date of this Second Amendment. Each reference in the Agreement to the Revolving Note shall be deemed to refer to the Revolving Note dated as of the date of this Second Amendment.

4. To reflect the changes to the Term Loan and Mortgage, the Borrower will execute a note and mortgage modification agreement which shall: (1) reflect the same unpaid loan amount as the 1998 Term Note as of the date of this Second Amendment, plus the $363,726.00 advance provided for in this Agreement; and (b) modify the mortgage granting the Bank a second lien on real property owned by the mortgagor and located in Blue Earth, Minnesota, to secure the additional $363,726.00 advance of the Term Loan proceeds to the Borrower. Each reference in the Agreement to the Term Note shall be deemed to refer to the 1998 Term Note as modified by the Note and Mortgage Modification Agreement as of the date of this Second Amendment.

5. Section 2.3 of the Agreement is hereby amended to reflect the additional advance of $363,726.00 under the Term Loan facility.

6. Sections 8.2(b), 8.2(c), and 8.2(d) are hereby deleted and restated as follows:

         "(b) Tangible Net Worth. Maintain a minimum Tangible Net Worth of at least $3,800,000.00 as of the end of fiscal year ending December 31, 1999.

         (c) Total Liabilities to Tangible Net Worth Ratio. Maintain a ratio of total liabilities to Tangible Net Worth of less than
                  2.75 to 1.0 as of the end of fiscal year ending December 31, 1999.

         (d) Current Ratio. Maintain a ratio of Current Assets to Current Liabilities of at least 1.2 to 1.0 as of the end of fiscal year ending December 31, 1999."

7. The Borrower hereby represents and warrants to the Bank as follows:

                  A. The Agreement as amended by this Second Amendment remains in full force and effect.

                  B. The Borrower has no knowledge of any default under the terms of the Agreement or any note evidencing any of the obligations of the Borrower that are documented in the Agreement, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

                  C. The execution, delivery and performance of this Second Amendment and all related documentation described in this Second Amendment are within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower's articles of incorporation or by-laws, or of any undertaking to which the Borrower is a party or by which it is bound.

                  D. The resolutions set forth in the Corporate Certificate of Authority dated March 26, 1997and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

8. Except as modified by this Second Amendment, the Agreement remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this Second Amendment as of the date and year first above written.


NORWEST BANK MINNESOTA SOUTH,               WINLAND ELECTRONICS,
  NATIONAL ASSOCIATION                        INCORPORATED


By:      /s/ Scott Ordahl                   By:      /s/ W. K. Hankins

Its:     VP                                 Its:     CEO